FOR IMMEDIATE RELEASE	December 19, 2012
Contact: Susan M. Jordan
732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, December 19, 2012….UMH Properties, Inc. (NYSE:UMH) announced that it has acquired Olmsted Falls, a 125-site manufactured home community situated on approximately 14 acres, located in Olmsted Falls, Ohio, for a purchase price of $3,600,000.  With this purchase, UMH now owns fifty-seven manufactured home communities consisting of over 10,600 developed homesites.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of this community.  UMH has a strong presence in this region and this acquisition will further enhance our strength here. We have now increased our portfolio by more than 50% over the previous three year period and anticipate continuing to acquire communities in 2013.”

UMH Properties, Inc., a publicly owned REIT, owns and operates fifty-seven manufactured home communities with over 10,600 developed homesites located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

#####